Exhibit 99.1

Avago Technologies Limited Announces First Quarter

Fiscal Year 2015 Financial Results

•	Net revenue up 3 percent sequentially

•	Quarterly GAAP gross margin of 51 percent; Quarterly non-GAAP gross margin from continuing operations of 59 percent

•	Quarterly GAAP diluted EPS of $1.26; Quarterly non-GAAP diluted EPS from continuing operations of $2.09

SAN JOSE, Calif., and SINGAPORE – February 25, 2015 – Avago Technologies Limited (Nasdaq: AVGO), a leading semiconductor device supplier to the wireless, enterprise storage, wired, and industrial end markets, today reported financial results for the first quarter of its fiscal year 2015, ended February 1, 2015, and provided guidance for the second quarter of its fiscal year 2015.

Basis of Presentation

Avago’s financial results include results from LSI Corporation (“LSI”) starting the third fiscal quarter of 2014, and from PLX Technology Inc. (“PLX”) starting in the fourth fiscal quarter of 2014, in each case from the date of their acquisition. The financial results from LSI’s flash and Axxia businesses, which were recently sold, have been classified as discontinued operations in the Company’s financial statements and the results of operations from these businesses are not included in the results presented below, unless otherwise stated.

First Quarter Fiscal Year 2015 GAAP Results

Net revenue was $1,635 million, an increase of 3 percent from $1,590 million in the previous quarter and an increase of 131 percent from $709 million in the same quarter last year.

Gross margin was $826 million, or 51 percent of net revenue. This compares with gross margin of $788 million, or 50 percent of net revenue last quarter, and gross margin of $339 million, or 48 percent of net revenue in the same quarter last year.

Operating expenses were $425 million. This compares with $487 million in the prior quarter and $200 million for the same quarter last year.

Operating income was $401 million, or 25 percent of net revenue. This compares with operating income of $301 million, or 19 percent of net revenue, in the prior quarter, and $139 million, or 20 percent of net revenue, in the same quarter last year.

Net income, which includes the impact of discontinued operations, was $351 million, or $1.26 per diluted share. This compares with net income of $135 million, or $0.50 per diluted share, for the prior quarter, and net income of $134 million, or $0.53 per diluted share in the same quarter last year.

The Company’s cash balance at the end of the first fiscal quarter was $2.6 billion, compared to $1.6 billion at the end of the prior quarter.

Avago Technologies Limited Announces First Quarter Fiscal Year 2015 Financial Results

The Company generated $481 million in cash from operations and spent $162 million on capital expenditures in the first fiscal quarter of 2015.

On December 31, 2014, the Company paid a quarterly cash dividend of $0.35 per ordinary share, totaling approximately $89 million.

First Quarter Fiscal Year 2015 Non-GAAP Results From Continuing Operations

The differences between our GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Net revenue from continuing operations was $1,657 million, an increase of 3 percent from $1,610 million in the previous quarter, and an increase of 134 percent from $709 million in the same quarter last year.

Gross margin from continuing operations was $974 million, or 59 percent of net revenue. This compares with gross margin of $939 million, or 58 percent of net revenue last quarter, and gross margin of $366 million, or 52 percent of net revenue in the same quarter last year.

Operating income from continuing operations was $681 million, or 41 percent of net revenue. This compares with operating income from continuing operations of $636 million, or 40 percent of net revenue, in the prior quarter, and $224 million, or 32 percent of net revenue in the same quarter last year.

Net income from continuing operations was $596 million, or $2.09 per diluted share. This compares with net income of $556 million, or $1.99 per diluted share last quarter, and net income of $217 million, or $0.84 per diluted share in the same quarter last year.

First Quarter Fiscal Year 2015 Non-GAAP Results	Q1 15	Q4 14	Q1 14	Change
(Dollars in millions, except EPS)				Q/Q	Y/Y
Net Revenue	$1,657	$1,610	$709	+3%	+134%
Gross Margin	59%	58%	52%	+1ppt	+7ppt
Operating Expenses	$293	$303	$142	-$10	+$151
Net Income	$596	$556	$217	+$40	+$379
Earnings Per Share—Diluted	$2.09	$1.99	$0.84	+$0.10	+$1.25

“We had a strong start to our fiscal year with better than expected 3 percent sequential revenue growth in the first quarter, driven by our wireless revenues, which grew by 90 percent from the same quarter last year.” said Hock Tan, President and CEO of Avago Technologies Limited. “And we continued to deliver very strong financial results with greater than 40 percent operating margins and $2.09 in EPS.”

Avago Technologies Limited Announces First Quarter Fiscal Year 2015 Financial Results

Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Net Revenue by Segment	Q1 15*	Q4 14*	Q1 14	Q/Q	Y/Y
Wireless Communications	40	39	49	6%	90%
Enterprise Storage	29	29	—	5%	—
Wired Infrastructure	21	22	32	-1%	52%
Industrial & Other	10	10	19	-4%	21%

*	Represent percentages of non-GAAP net revenue

Key Statistics (Dollars in millions)	Q1 15	Q4 14	Q1 14
Cash From Operations	$481	$381	$229
Depreciation	$54	$51	$32
Amortization	$172	$199	$25
Capital Expenditures	$162	$189	$52
Non-GAAP Days Sales Outstanding	39	42	42
Non-GAAP Inventory Days On Hand	67	70	76

Second Quarter Fiscal Year 2015 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for the second quarter of fiscal year 2015, ending May 3, 2015, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Sequential Change in Net Revenue	down 4% to flat	$33M	down 3% to up 1%
Gross Margin	50.0% plus/minus 1%	$152M	58.5% plus/minus 1%
Operating Expenses	$422M	$128M	$294M
Interest and Other	$49M	—	$49M
Taxes	$30M	$7M	$37M
Diluted Share Count	282M	7M	289M

Reconciling items include:

•	Non-GAAP Revenue includes $33 million of LSI intellectual property licensing revenue not included in GAAP revenue as a result of the effects of purchase accounting for the LSI acquisition;

•	Non-GAAP Gross Margin includes the effects of $33 million of LSI intellectual property licensing revenue and excludes the effects of $113 million of amortization of intangible assets, $5 million of share-based compensation expense, and $1 million of restructuring charges.

Avago Technologies Limited Announces First Quarter Fiscal Year 2015 Financial Results

•	Non-GAAP Operating Expenses exclude $59 million of amortization of intangible assets, $47 million of share-based compensation, $15 million of acquisition-related costs and $7 million of restructuring charges; and

•	$7 million provision at the Taxes line represents the tax effects of the reconciling items noted above.

Capital expenditures for the second fiscal quarter are expected to be approximately $180 million. For the second fiscal quarter depreciation is expected to be $51 million and amortization is expected to be $172 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The guidance also excludes any impact from any mergers, acquisitions and divestiture activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Avago will be presenting at the Goldman Sachs Sixth Annual TMT Leveraged Finance Conference on March 11, 2015 in New York City.

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the first quarter of fiscal year 2015, and to provide guidance for the second quarter of fiscal year 2015, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (877) 299-4454; International +1 (617) 597-5447. The passcode is 31794336. A replay of the call will be accessible for one week after the call. To access the replay dial (888) 286-8010; International +1 (617) 801-6888; and reference the passcode: 60779094. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago provides investors with net revenue, net income, operating income, gross margin, operating expenses and other data, on a non-GAAP basis. This non-GAAP information includes the effect of purchase accounting on revenues, and excludes amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, income (loss) from and gain or loss on discontinued operations and income tax effects of non-GAAP reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. The presentation of these and other similar items in Avago’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

Avago Technologies Limited Announces First Quarter Fiscal Year 2015 Financial Results

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products and complex digital and mixed signal CMOS based devices. Our product portfolio is extensive and includes thousands of products in four primary target markets: wireless communications, enterprise storage, wired infrastructure, and industrial & other.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements that address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. Particular uncertainties that could materially affect future results include our ability to integrate and realize the expected benefits from our acquisition of LSI; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our ability to increase our internal manufacturing capacity to meet customer demand; our ability to accurately estimate customers’ demand and adjust supply chain and third party manufacturing capacity accordingly; our ability to improve our manufacturing efficiency and quality; cyclicality in the semiconductor industry or in our target markets; increased dependence on the volatile wireless handset market and on the enterprise storage market; delays, challenges and expenses associated with integrating acquired companies with our existing businesses and our ability to achieve the growth prospects and synergies expected from acquisitions we may make, including our recent acquisitions of LSI and PLX, and our pending acquisition of Emulex Corporation; global economic conditions and concerns; quarterly and annual fluctuations in operating results; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; rates of growth in our target markets; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; dependence on and risks associated with distributors of our products; the significant indebtedness incurred by us in connection with the LSI acquisition, including the need to generate sufficient cashflows to service and repay such debt; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Annual Report on Form 10-K filed on December 29, 2014 and our other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the

Avago Technologies Limited Announces First Quarter Fiscal Year 2015 Financial Results

important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Avago Technologies Limited

Ashish Saran

Investor Relations

+1 408 435 7400

investor.relations@avagotech.com

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	February 1, 2015	November 2, 2014	February 2, 2014
Net revenue	$1,635	$1,590	$709
Cost of products sold:
Cost of products sold	690	678	347
Purchase accounting effect on inventory	4	10	—
Amortization of intangible assets	113	108	18
Restructuring charges	2	6	5

Total cost of products sold	809	802	370

Gross margin	826	788	339
Research and development	235	234	107
Selling, general and administrative	117	129	74
Amortization of intangible assets	59	91	7
Restructuring charges	14	33	12

Total operating expenses	425	487	200

Operating income	401	301	139
Interest expense	(54)	(54)	—
Other income, net	4	16	—

Income from continuing operations before income taxes	351	263	139
Provision for income taxes	13	126	5

Income from continuing operations	338	137	134
Income (loss) from discontinued operations (including gains on disposals of $14 million and $18 million in the fiscal quarters ended February 1, 2015 and November 2, 2014, respectively), net of income taxes	13	(2)	—

Net income	$351	$135	$134

Basic income (loss) per share:
Income per share from continuing operations	$1.33	$0.54	$0.54
Income (loss) per share from discontinued operations, net of income taxes	$0.05	$(0.01)	$—
Net income per share	$1.38	$0.53	$0.54

Diluted income (loss) per share:
Income per share from continuing operations	$1.22	$0.50	$0.53
Income (loss) per share from discontinued operations, net of income taxes	$0.04	$—	$—
Net income per share	$1.26	$0.50	$0.53

Shares used in per share calculations:
Basic	255	254	249
Diluted	278	272	255

Share-based compensation expense included in continuing operations:
Cost of products sold	$6	$6	$3
Research and development	19	19	8
Selling, general and administrative	24	24	13

Total share-based compensation expense	$49	$49	$24

AVAGO TECHNOLOGIES LIMITED

NON-GAAP FINANCIAL SUMMARY - UNAUDITED (1)

(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Fiscal Quarter Ended
	February 1, 2015	November 2, 2014	February 2, 2014
Net revenue	$1,657	$1,610	$709
Gross margin	$974	$939	$366
% of net revenue	59%	58%	52%
Research and development	$210	$214	$98
Selling, general and administrative	$83	$89	$44
Total operating expenses	$293	$303	$142
% of net revenue	18%	19%	20%
Operating income	$681	$636	$224
Income before income taxes	$631	$598	$224
Provision for income taxes	$35	$42	$7
Net income	$596	$556	$217
Net income per share - diluted	$2.09	$1.99	$0.84
Shares used in per share calculation - diluted	285	280	258

(1)	A reconciliation of the non-GAAP measures presented above to the most directly comparable GAAP financial data appears on the next page. These non-GAAP measures are provided in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. The financial summary includes the effect of purchase accounting on revenues and excludes purchase accounting effect on inventory, amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, including integration costs, income (loss) from and gain or loss on discontinued operations and income tax effects of non-GAAP reconciling adjustments.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended
	February 1, 2015	November 2, 2014	February 2, 2014

Net revenue on GAAP basis	$1,635	$1,590	$709
Acquisition-related purchase accounting revenue adjustment	22	20	—

Net revenue on non-GAAP basis	$1,657	$1,610	$709

Gross margin on GAAP basis	$826	$788	$339
Acquisition-related purchase accounting revenue adjustment	22	20	—
Purchase accounting effect on inventory	4	10	—
Amortization of intangible assets	113	108	18
Share-based compensation expense	6	6	3
Restructuring charges	2	6	5
Acquisition-related costs	1	1	1

Gross margin on non-GAAP basis	$974	$939	$366

Research and development on GAAP basis	$235	$234	$107
Share-based compensation expense	19	19	8
Acquisition-related costs	6	1	1

Research and development on non-GAAP basis	$210	$214	$98

Selling, general and administrative expense on GAAP basis	$117	$129	$74
Share-based compensation expense	24	24	13
Acquisition-related costs	10	16	17

Selling, general and administrative expense on non-GAAP basis	$83	$89	$44

Total operating expenses on GAAP basis	$425	$487	$200
Amortization of intangible assets	59	91	7
Share-based compensation expense	43	43	21
Restructuring charges	14	33	12
Acquisition-related costs	16	17	18

Total operating expenses on non-GAAP basis	$293	$303	$142

Operating income on GAAP basis	$401	$301	$139
Acquisition-related purchase accounting revenue adjustment	22	20	—
Purchase accounting effect on inventory	4	10	—
Amortization of intangible assets	172	199	25
Share-based compensation expense	49	49	24
Restructuring charges	16	39	17
Acquisition-related costs	17	18	19

Operating income on non-GAAP basis	$681	$636	$224

Income from continuing operations before income taxes on GAAP basis	$351	$263	$139
Acquisition-related purchase accounting revenue adjustment	22	20	—
Purchase accounting effect on inventory	4	10	—
Amortization of intangible assets	172	199	25
Share-based compensation expense	49	49	24
Restructuring charges	16	39	17
Acquisition-related costs	17	18	19

Income before income taxes on non-GAAP basis	$631	$598	$224

Provision for income taxes on GAAP basis	$13	$126	$5
Income tax effects of non-GAAP reconciling adjustments	22	(84)	2

Provision for income taxes on non-GAAP basis	$35	$42	$7

Net income on GAAP basis	$351	$135	$134
Acquisition-related purchase accounting revenue adjustment	22	20	—
Purchase accounting effect on inventory	4	10	—
Amortization of intangible assets	172	199	25
Share-based compensation expense	49	49	24
Restructuring charges	16	39	17
Acquisition-related costs	17	18	19
Income tax effects of non-GAAP reconciling adjustments	(22)	84	(2)
Discontinued operations, net of income taxes	(13)	2	—

Net income on non-GAAP basis	$596	$556	$217

Shares used in per share calculation—diluted on GAAP basis	278	272	255
Non-GAAP adjustment	7	8	3

Shares used in per share calculation—diluted on non-GAAP basis(1)	285	280	258

Days sales outstanding on GAAP basis	40	45
Non-GAAP adjustment	(1)	(3)

Days sales outstanding on non-GAAP basis(2)	39	42

Inventory Days on Hand on GAAP basis	66	69	75
Non-GAAP adjustment	1	1	1

Inventory Days on Hand on non-GAAP basis(3)	67	70	76

(1)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.
(2)	Days sales outstanding on a non-GAAP basis includes the impact of the acquisition-related purchase accounting revenue adjustment and excludes the impact of accounts receivable related to discontinued operations.
(3)	Inventory days on hand on a non-GAAP basis excludes the impact of purchase accounting on inventory, amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, and cost of products sold attributable to discontinued operations.

AVAGO TECHNOLOGIES LIMITED

GAAP AND NON-GAAP NET REVENUE BY SEGMENT - UNAUDITED

(IN MILLIONS, EXCEPT PERCENTAGES)

	Fiscal Quarter Ended									Growth Rates
	February 1, 2015				November 2, 2014				February 2, 2014
	GAAP		Non-GAAP		GAAP		Non-GAAP		GAAP	GAAP		Non-GAAP
	$	%	$	%	$	%	$	%	$	Q/Q	Y/Y	Q/Q	Y/Y
Net revenue by segment:
Wireless Communications	$664	41	$664	40	$628	40	$628	39	$349	6%	90%	6%	90%
Enterprise Storage	486	30	486	29	463	29	463	29	—	5%	—	5%	—
Wired Infrastructure	347	21	347	21	352	22	352	22	228	-1%	52%	-1%	52%
Industrial & Other	138	8	160	10	147	9	167	10	132	-6%	5%	-4%	21%

Total net revenue	$1,635	100	$1,657	100	$1,590	100	$1,610	100	$709

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	February 1, 2015	November 2, 2014(1)
ASSETS

Current assets:
Cash and cash equivalents	$2,569	$1,604
Trade accounts receivable, net	718	782
Inventory	500	519
Assets held-for-sale	4	628
Other current assets	307	302

Total current assets	4,098	3,835
Property, plant and equipment, net	1,269	1,158
Goodwill	1,596	1,596
Intangible assets, net	3,445	3,617
Other long-term assets	289	285

Total assets	$10,697	$10,491

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$452	$515
Employee compensation and benefits	132	219
Other current liabilities	215	236
Current portion of long-term debt	46	46

Total current liabilities	845	1,016

Long-term liabilities:
Long-term debt	4,531	4,543
Convertible notes payable to related party - non-current	923	920
Pension and post-retirement benefit obligations	496	506
Other long-term liabilities	274	263

Total liabilities	7,069	7,248

Shareholders’ equity:
Ordinary shares, no par value	2,131	2,009
Retained earnings	1,546	1,284
Accumulated other comprehensive loss	(49)	(50)

Total shareholders’ equity	3,628	3,243

Total liabilities and shareholders’ equity	$10,697	$10,491

(1)	Amounts as of November 2, 2014 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended
	February 1, 2015	November 2, 2014	February 2, 2014
Cash flows from operating activities:
Net income	$351	$135	$134

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	226	250	57
Share-based compensation	49	54	24
Tax benefits of share-based compensation	21	42	4
Excess tax benefits from share-based compensation	(20)	(39)	(3)
Gains on sales of businesses	(14)	(18)	—
Amortization of debt issuance costs and accretion of debt discount	7	7	—
Gain from post-retirement medical plan curtailment and settlement	—	—	(3)
Deferred taxes	(6)	(72)	—
Other	11	1	—
Changes in assets and liabilities, net of acquisitions:
Trade accounts receivable, net	64	(180)	95
Inventory	33	(6)	(1)
Accounts payable	(78)	52	(24)
Employee compensation and benefits	(90)	2	(39)
Other current assets and current liabilities	(66)	188	(7)
Other long-term assets and long-term liabilities	(7)	(35)	(8)

Net cash provided by operating activities	481	381	229

Cash flows from investing activities:
Proceeds from sales of businesses	650	450	—
Purchases of property, plant and equipment	(162)	(189)	(52)
Proceeds from disposals of property, plant and equipment	26	—	—
Acquisition of business, net of cash acquired	—	(317)	—
Proceeds from sale of investments	—	21	—

Net cash provided by (used in) investing activities	514	(35)	(52)

Cash flows from financing activities:
Debt repayments	(12)	(12)	—
Issuance of ordinary shares	51	38	19
Repurchases of ordinary shares	—	—	(12)
Dividend payments to shareholders	(89)	(81)	(62)
Excess tax benefits from share-based compensation	20	39	3
Payments for settlement of acquisition liability	—	(4)	—
Proceeds from government grants	—	1	2

Net cash used in financing activities	(30)	(19)	(50)

Net increase in cash and cash equivalents	965	327	127
Cash and cash equivalents at beginning of period	1,604	1,277	985

Cash and cash equivalents at end of period	$2,569	$1,604	$1,112